UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 10, 2012

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	335-150749	20-0420637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2556 Wagener Road Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

(888) 434-0945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective April 10, 2012, C. Steven Smoot has resigned as Chief Financial Officer of AGY Holding Corp. (the “Company”). Pursuant to the terms of a separation agreement among the Company, its parent, KAGY Holding Company, Inc. (“KAGY”) and Mr. Smoot, Mr. Smoot will receive severance and other benefits substantially on the terms set forth in the KAGY Severance Plan (provided that he will receive a cash amount equal to $64,890, which is equal to 35% of his potential maximum 2012 annual bonus), and in addition he will receive reimbursement of up to approximately $25,000 of relocation expenses and up to $6,500 of legal fees associated with the negotiation of the agreement. Mr. Smoot will also receive 12 months of accelerated vesting of his options granted under the 2006 KAGY Stock Option Plan. In addition, under the terms of the agreement, from the effective date of his resignation as Chief Financial Officer until April 30, 2012, Mr. Smoot will continue his employment with the Company in a non-executive transitional role and will continue to receive a base salary and benefits at the same rate as provided for in his employment offer letter.

(c) Effective April 10, 2012, Jay Ferguson was appointed to serve as Interim Chief Financial Officer of the Company. On the effective date of his appointment, Mr. Ferguson entered into a consulting services agreement with the Company, which sets forth the terms of his engagement. Under the terms of the agreement, during his service at the Company, Mr. Ferguson will receive compensation at a rate of $50,000 per month plus reimbursement by the Company for reasonable business expenses during the term of the agreement. The agreement may be terminated by either party at any time, with or without cause, upon 30 days’ written notice to the other party and by the Company in the event that the Company engages a new Chief Financial Officer or for certain breaches of the agreement, upon notice to Mr. Ferguson, subject to the payment of fees and expenses incurred by Mr. Ferguson through the effective date of termination. In addition, under the terms of the agreement, Mr. Ferguson will be subject to confidentiality restrictions.

Mr. Ferguson, who is 59 years old, served as Senior Vice President and Chief Financial Officer of Aquilex Holdings LLC from 2005 until March 2012 and has had extensive experience in financial management of both public and private companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: April 16, 2012	By:	/s/ Richard C. Jenkins
Name: Richard C. Jenkins
Title: Interim Chief Executive Officer